UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

August 24, 2006

US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)
Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)
Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

America West Airlines, Inc.
(Commission file number: 0-12337)
(Exact Name of Registrant as specified in its charter)
Delaware	86-0418245
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)

4000 East Sky Harbor Blvd., Phoenix, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 24, 2006, America West Airlines, Inc. ("AWA") and Airbus S.A.S. ("Airbus") entered into Amendment No. 16 to the A319/A320 Purchase Agreement between AWA and Airbus, dated as of September 12, 1997 (the "AWA Purchase Agreement"), adding a firm order for seven A321-200 model aircraft. In addition, Airbus granted rights to AWA to convert orders for one A320 aircraft and seven A319 aircraft to orders for A321 aircraft. The seven incremental A321 aircraft will be delivered beginning in 2008. Deliveries of the eight converted A321 aircraft may begin in 2009.

In addition, on August 24, 2006, AWA and Airbus entered into Amendment No. 14 to the AWA Purchase Agreement, and Airbus and US Airways, Inc. ("US Airways") entered into Amendment No. 17 to the A319/A320/A321 Purchase Agreement between Airbus and US Airways, dated as of October 31, 1997 (the "US Airways Purchase Agreement"). These two amendments transfer the purchase of 19 A320 family aircraft from the US Airways Purchase Agreement to the AWA Purchase Agreement.

On August 24, 2006, AWA and Airbus also entered into Amendment No. 15 to the AWA Purchase Agreement. Amendment No. 15 extends to 2008 and 2009 certain of AWA's conversion and cancellation rights previously in effect with respect to 15 A318 aircraft.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
US Airways Group, Inc. (REGISTRANT)
Date: August 30, 2006	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer
US Airways, Inc. (REGISTRANT)
Date: August 30, 2006	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer
America West Airlines, Inc. (REGISTRANT)
Date: August 30, 2006	By: /s/ Derek J. Kerr Derek J. Kerr Senior Vice President and Chief Financial Officer